Exhibit 99.1

    Theragenics(R) Returns to Profitability in First Quarter 2006;
           Highest Revenue Quarter Since Second Quarter 2001

    BUFORD, Ga.--(BUSINESS WIRE)--April 20, 2006--Theragenics Corporation(R) (NYSE:TGX), a medical device company serving the prostate cancer treatment and surgical markets, today announced consolidated financial results for the first quarter ended April 2, 2006. Consolidated revenue for the quarter was $12.4 million, an increase of $2.9 million, or 30% over the first quarter of 2005. Net income for the quarter was $775,000, or $0.02 per share, compared to a net loss of $496,000, or $0.02 per share in the first quarter of 2005. The first quarter of 2006 includes the results of operations of CP Medical, acquired by Theragenics on May 6, 2005.
    Commenting on the results, Chief Executive Officer and President
M. Christine Jacobs stated, "The addition of CP Medical, performance of the base business, and the positive effects of our 2005 restructuring has resulted in our first profitable quarter since the 2nd quarter of 2003. These results demonstrate that our strategy is paying off, and reinforce our resolve to continue to support growth in our brachytherapy seed and surgical products businesses while pursuing new strategic investment opportunities. Our diversification strategy and our cautious approach to acquisitions have contributed to our long term prospects. We look forward to pursuing these opportunities in 2006."
    Theragenics will host a conference call today at 11:00 a.m. Eastern Time. To access the call, dial 800-538-9844 or 706-634-7274 and provide the conference ID code 7713630. This call is also being broadcast live over the Internet, and a recording will be available for one month on the Company's website. To access the webcast, log on to www.theragenics.com and select Investor Relations followed by selecting company presentations. You also can access a phone replay of the call until Midnight, April 27, by dialing 800-642-1687 or 706-645-9291 and providing the conference ID code: 7713630.
    Theragenics Corporation(R) (NYSE: TGX) is a provider of brachytherapy and surgical products. In Buford, Ga., the Company manufactures and markets its premiere product, the palladium-103 TheraSeed(R) device (www.theraseed.com), and I-Seed, an iodine-125 based device, which are used primarily in the minimally invasive treatment of localized prostate cancer. Theragenics is the world's largest producer of palladium-103 for human use. Through its subsidiary, CP Medical (www.cpmedical.com), based in Portland, Ore., the Company manufactures and distributes wound closure and other medical devices with applications in, among others, the veterinary, brachytherapy, orthopedics, dental, plastic surgery, and cardiology markets. For additional information, call the Company's Investor Relations Department at (800) 998-8479 or visit www.theragenics.com.
    This release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the accuracy of which is necessarily subject to risks and uncertainties, including, without limitation, statements regarding optimism for the results of Theragenics' restructuring, sales growth, sales and marketing initiatives, new product development, Theragenics' relationship with its distributor, institution of activities and plans that could benefit Theragenics' goals in its diversification efforts and anticipated positive results in general. Actual results may differ materially due to a variety of factors, including, among other things, risks and uncertainties related to new product and process development cycles, integration risks, effectiveness and execution of marketing and sales programs by Theragenics and its distributor, changes in product pricing by Theragenics or other brachytherapy seed producers, changes in costs of materials used in production processes (especially as it relates to isotope production), continued acceptance of the products by the market, continued demand for palladium-103, introduction and/or availability of competitive products by others, potential future changes in third-party (including CMS) reimbursement, physician training, third-party distribution agreements, ability to execute on acquisition opportunities on favorable terms and successfully integrate any acquisitions, and other factors set forth from time to time in the Company's Securities and Exchange Commission filings.
    All forward looking statements and cautionary statements included in this document are made as of the date hereby based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward looking statement or cautionary statement.


               THERAGENICS CORPORATION(R) AND SUBSIDIARY
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (Unaudited)
                 (In thousands except per share data)

                                                 Three Months Ended
                                               April 2,    April 3,
                                                  2006        2005
                                              ------------------------
Total revenues                                 $   12,394  $    9,539
Cost of sales                                       6,055       4,794
                                              ------------------------
     Gross profit                                   6,339       4,745
Operating expenses:
     Selling, general & administrative              5,535       4,501
      Research & development                          239       1,407
      Restructuring expenses                          306           -
      Gain on sale of assets                         (201)          -
                                              ------------------------
                                                    5,879       5,908
                                              ------------------------
     Operating income/(loss)                          460      (1,163)
Other income, net                                     325         330
                                              ------------------------
    Income/(Loss) before income tax                   785        (833)
                                              ------------------------
Income tax expense/(benefit)                           10        (337)
                                              ------------------------
Net earnings/(loss)                            $      775  $     (496)
                                              ========================
Net income/(loss) per common share, Basic      $     0.02  $    (0.02)
                                              ========================
Net income/(loss) per common share, Diluted    $     0.02  $    (0.02)
                                              ========================
Weighted average
     Shares outstanding - Basic                    32,052      30,014
     Shares outstanding - Diluted                  32,085      30,014


                                                   Three Months Ended
KEY RATIOS                                          April 2,  April 3,
                                                      2006      2005
                                                  --------------------
Gross Margin                                           51.1%    49.7 %
Operating Margin                                        3.7%   (12.2)%
Operating Margin before restructuring and gain on
 sale of assets                                         4.6%   (12.2)%
Income/(Loss) Before Tax Margin                         6.3%    (8.7)%
Income/(Loss) After Tax Margin                          6.3%    (5.2)%
ROE                                                     2.7%    (1.4)%


               THERAGENICS CORPORATION(R) AND SUBSIDIARY
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                              (Unaudited)
                            (In thousands)

                                               April 2,   December 31,
                                                 2006        2005
Assets                                        ------------------------
    Cash, short-term investments
     & marketable securities                   $   46,743  $   45,608
    Trade accounts receivable                       7,577       7,622
    Inventories                                     5,273       5,042
    Assets held for sale                            3,400       3,433
    Prepaid expenses and other current assets       2,865       2,720
                                              ------------------------
               Total current assets                65,858      64,425
    Property, plant & equipment, net               31,869      32,766
    Goodwill                                       18,370      18,370
    Other intangible assets                         6,192       6,388
    Other long-term assets                             88         115
                                              ------------------------
          Total assets                         $  122,377  $  122,064
                                              ========================

Liabilities & Shareholders' Equity
    Accounts payable & accrued expenses        $    3,893  $    4,172
    Contract termination liability                  1,532       1,537
    Other liabilities                                 526         672
                                              ------------------------
               Total liabilities                    5,951       6,381
    Shareholders' equity                          116,426     115,683
                                              ------------------------
               Total liabilities &
                shareholders' equity           $  122,377  $  122,064
                                              ========================

    CONTACT: Theragenics Corporation, Buford
             Company Contact:
             Frank Tarallo, 800-998-8479 or 770-271-0233
             or
             Lisa Rassel, 800-998-8479 or 770-271-0233
             www.theragenics.com